Exhibit 99.1

MEDLEY MANAGEMENT INC. DECLARES $0.20 PER SHARE DIVIDEND AND REPORTS THIRD QUARTER 2016 RESULTS

NEW YORK, November 14, 2016 (GLOBE NEWSWIRE) -- Medley Management Inc. (NYSE: MDLY) today reported its financial results for its third quarter ended September 30, 2016.

Highlights

•	Total assets under management were over $5.0 billion as of September 30, 2016

•	Fee earning assets under management were $3.1 billion as of September 30, 2016

•	Declared $0.20 per share dividend for Q3 2016 payable on December 5, 2016

•	U.S. GAAP net income attributable to Medley Management Inc. was $0.00 per share for Q3 2016

•	Core Net Income Per Share was $0.14 for Q3 2016

“Our third quarter was another consistent quarter of earnings for Medley. Since June 30th, we have continued to diversify our alternative asset management platform, adding two new products and senior investment professionals. In July, we launched our CLO opportunity fund and last week, we were declared effective on Sierra Total Return Fund, our first interval fund,” said Brook Taube, CEO of Medley.

Results of Operations for the Three Months Ended September 30, 2016

Total revenues increased by $13.4 million to $18.9 million for the three months ended September 30, 2016 compared to the same period in 2015. The increase was due primarily to an accrual of performance fee revenue of $1.4 million for the three months ended September 30, 2016 compared to a reversal of performance fee revenue of $14.6 million for the same period in 2015. The increase was partly offset by a decrease in management fees due primarily to lower incentive fees from our permanent capital vehicles.

Total expenses from operations increased by $11.7 million to $15.6 million for the three months ended September 30, 2016 compared to the same period in 2015. The increase was due primarily to increases in performance compensation and expenses under our expense support agreement with Sierra Income Corporation (“SIC”).

Total other expense, net decreased by $0.7 million to $2.0 million for the three months ended September 30, 2016 compared to the same period in 2015. The decrease was due primarily to an unrealized gain associated with our shares held in SIC.

Net income attributable to Medley Management Inc. and non-controlling interests in Medley LLC decreased by $0.3 million to $0.8 million for the three months ended September 30, 2016 compared to the same period in 2015. Medley Management Inc.’s net income per share was $0.00 for the three months ended September 30, 2016 compared to $0.04 for the same period in 2015.

Pre-Tax Core Net Income increased by $6.8 million to $7.4 million for the three months ended September 30, 2016 compared to the same period in 2015. Core Net Income Per Share was $0.14 for the three months ended September 30, 2016, compared to $0.01 for the same period in 2015. Core EBITDA increased by $7.0 million to $9.8 million for the three months ended September 30, 2016 compared to the same period in 2015.

Results of Operations for the Nine Months Ended September 30, 2016

Total revenues increased by $6.3 million, to $57.8 million for the nine months ended September 30, 2016 compared to the same period in 2015. The increase was due to an accrual of performance fee revenue of $1.7 million for the nine months ended September 30, 2016 compared to a reversal of performance fees of $10.6 million for the nine months ended September 30, 2015.

Total expenses from operations increased by $21.1 million to $46.8 million for the nine months ended September 30, 2016 compared to the same period in 2015. The increase was due primarily to increases in performance compensation and expenses under our expense support agreement with SIC.

Total other expense, net increased by $0.6 million to $7.4 million for the nine months ended September 30, 2016 compared to the same period in 2015. The increase was due primarily to an increase in expense associated with our revenue share payable.

Net income attributable to Medley Management Inc. and non-controlling interests in Medley LLC decreased by $16.0 million to $2.1 million for the nine months ended September 30, 2016 compared to the same period in 2015. Medley Management Inc.’s net income (loss) per share was ($0.05) for the nine months ended September 30, 2016 compared to $0.38 for the same period in 2015.

Pre-Tax Core Net Income decreased by $3.9 million to $21.6 million for the nine months ended September 30, 2016 compared to the same period in 2015. Core Net Income per Share was $0.40 for the nine months ended September 30, 2016 compared to $0.48 for the same period in 2015. Core EBITDA decreased by $3.5 million to $28.6 million for the nine months ended September 30, 2016 compared to the same period in 2015.

Investor Contact:

Sam Anderson

Head of Capital Markets & Risk Management

Medley Management Inc.

212.759.0777

Media Contact:

Liz Bruce

Fitzroy Communications

212.498.9197

Key Performance Indicators:

	For the Three Months Ended		For the Nine Months Ended
	September 30,		September 30,
	(unaudited)		(unaudited)
	2016	2015	2016	2015
	(Amounts in thousands, except AUM, share and per share amounts)
Consolidated Financial Data:
Pre-Tax Income (loss)	$1,291	$(1,206)	$3,543	$18,980
Net income (loss) attributable to Medley Management Inc. and non-controlling interests in Medley LLC	776	1,057	2,146	18,161
Net income (loss) per Class A common stock	$-	$0.04	$(0.05)	$0.38
Net Income Margin (1)	4.1%	19.5%	3.7%	35.3%
Weighted Average Shares - Basic and Diluted	5,778,409	6,000,211	5,802,334	6,000,071

Non-GAAP Data:
Pre-Tax Core Net Income (2)	$7,383	$540	$21,578	$25,434
Core Net Income (2)	6,552	701	19,080	22,877
Core EBITDA (3)	9,818	2,790	28,638	32,110
Core Net Income Per Share (4)	$0.14	$0.01	$0.40	$0.48
Core Net Income Margin (5)	22.3%	5.7%	21.3%	28.2%
Pro-Forma Weighted Average Shares Outstanding (6)	30,779,206	30,455,796	30,652,109	30,456,326

Other Data (at period end, in millions):
AUM	$5,011	$4,002	$5,011	$4,002
Fee Earning AUM	3,111	3,401	3,111	3,401

(1)	Net Income Margin equals Net income attributable to Medley Management Inc. and non-controlling interests in Medley LLC divided by total revenue. Please refer to the reconciliation of Net Income Margin to Core Net Income Margin in Exhibit E for additional details.

(2)	Pre-Tax Core Net Income is calculated as Core Net Income before income taxes. Core Net Income reflects net income attributable to Medley Management Inc. and net income attributable to non-controlling interests in Medley LLC adjusted to exclude reimbursable expenses associated with the launch of funds, stock-based compensation associated with restricted stock units that were granted in connection with our IPO, other non-core items and the income tax expense associated with the foregoing adjustments. Please refer to the reconciliation of Core Net Income to Net income attributable to Medley Management Inc. and non-controlling interests in Medley LLC in Exhibit C for additional details.

(3)	Core EBITDA is calculated as Core Net Income before interest expense, income taxes, depreciation and amortization. Please refer to the reconciliation of Core EBITDA to Net income attributable to Medley Management Inc. and non-controlling interests in Medley LLC in Exhibit C for additional details.

(4)	Core Net Income Per Share is calculated as Core Net Income, adjusted for the income tax effect of assuming that all of our pre-tax earnings were subject to federal, state and local corporate income taxes, divided by Pro-Forma Weighted Average Shares Outstanding (as defined below). We assumed an effective corporate tax rate of 43.0% for all periods presented. Please refer to the calculation of Core Net Income Per Share in Exhibit D for additional details.

(5)	Core Net Income Margin equals Core Net Income Per Share divided by total revenue per share.

(6)	The calculation of Pro-Forma Weighted Average Shares Outstanding assumes the vesting of restricted stock units and the conversion by the pre-IPO holders of 23,333,333 Medley LLC units for 23,333,333 shares of Class A common stock at the beginning of each period presented. Please refer to Exhibit D for additional details.

Fee Earning AUM

The table below presents the quarter-to-date roll forward of our total fee earning AUM:

				% of AUM
	Permanent	Long-dated		Permanent	Long-dated
	Capital	Private Funds		Capital	Private Funds
	Vehicles	and SMAs	Total	Vehicles	and SMAs
	(Dollars in millions)
Beginning balance, June 30, 2016	$2,199	$959	$3,158	70%	30%
Commitments	-	44	44
Capital reduction	(2)	-	(2)
Distributions	(31)	(79)	(110)
Change in fund value	17	4	21
Ending balance, September 30, 2016	$2,183	$928	$3,111	70%	30%

Total fee earning AUM decreased by $47 million, or 1%, as of September 30, 2016 compared to total fee earning AUM as of June 30, 2016. The permanent capital vehicles’ share of fee earning AUM remained consistent at 70% as of September 30, 2016 compared to June 30, 2016.

The table below presents the year-to-date roll forward of our total fee earning AUM:

				% of AUM
	Permanent	Long-dated		Permanent	Long-dated
	Capital	Private Funds		Capital	Private Funds
	Vehicles	and SMAs	Total	Vehicles	and SMAs
	(Dollars in millions)
Beginning balance, December 31, 2015	$2,238	$1,064	$3,302	68%	32%
Commitments	(7)	78	71
Capital reduction	(12)	-	(12)
Distributions	(99)	(206)	(305)
Change in fund value	63	(8)	55
Ending balance, September 30, 2016	$2,183	$928	$3,111	70%	30%

Total fee earning AUM decreased by $191 million, or 6%, to $3.1 billion as of September 30, 2016 compared to total fee earning AUM as of December 31, 2015. The permanent capital vehicles’ share of fee earning AUM increased to 70% as of September 30, 2016 compared to 68% as of December 31, 2015.

Dividend Declaration

On November 10, 2016, the Board of Directors of Medley Management Inc. declared a quarterly dividend of $0.20 per share of Class A common stock, for the third quarter of 2016. The dividend is payable on December 5, 2016 to stockholders of record as of November 22, 2016.

Conference Call and Webcast Information

We will host an earnings conference call and audio webcast at 10:00 a.m. (Eastern Time) on Tuesday, November 15, 2016 to discuss our third quarter 2016 financial results.

All interested parties may participate in the conference call by dialing (877) 524-5743 approximately 5-10 minutes prior to the call. International callers should dial (615) 247-0088. Participants should reference Medley Management Inc. and the conference ID of 98693674 when prompted. Following the call you may access a replay of the event via audio webcast. This conference call will also be broadcast live over the Internet and can be accessed by all interested parties through the Company’s website, http://www.mdly.com. To listen to the live call, please go to the Company's website at least 15 minutes prior to the start of the call to register and download any necessary audio software. For those who are not able to listen to the live broadcast, a replay will be available shortly after the call on the Company's website.

About Medley

Medley is a credit-focused asset management firm offering yield solutions to retail and institutional investors. Medley's national direct origination franchise, with over 85 people, is a premier provider of capital to the middle market in the U.S. Medley has over $5 billion of assets under management in two business development companies, Medley Capital Corporation (NYSE:MCC) and Sierra Income Corporation, as well as private investment vehicles. Over the past 14 years, we have provided in excess of $6 billion of capital to over 350 companies across 35 industries in North America. For additional information, please visit Medley Management Inc. at www.mdly.com.

Forward-Looking Statements

Statements included herein may contain "forward-looking statements". Statements other than statements of historical facts included in this press release may constitute forward-looking statements and are not guarantees of future performance or results and involve a number of assumptions, risks and uncertainties, which change over time. Actual results may differ materially from those anticipated in any forward-looking statements as a result of a number of factors, including those described from time to time in filings by the Company with the Securities and Exchange Commission, including those described in the section “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015. Except as required by law, the Company undertakes no duty to update any forward-looking statement made herein. All forward-looking statements made herein speak only as of the date of this press release.

Non-GAAP Financial Measures

We make reference to certain non-GAAP financial measures in this press release. A reconciliation of these non-GAAP financial measures to the most directly comparable financial measures calculated and presented in accordance with U.S. GAAP is contained in the tables attached hereto.

Non-GAAP measures used by management include Pre-Tax Core Net Income, Core Net Income, Core EBITDA, Core Net Income Per Share and Core Net Income Margin. Management uses these non-GAAP measures to assess the performance of our business and believes that these non-GAAP measures also provide investors with useful information to evaluate our performance. These non-GAAP measures supplement and should be considered in addition to and not in lieu of our consolidated results of operations calculated and presented in accordance with U.S. GAAP.

This press release does not constitute an offer for any Medley fund.

Available Information

Medley Management Inc.’s filings with the Securities and Exchange Commission, press releases, earnings releases and other financial information are available at www.mdly.com.

Exhibit A. Condensed Consolidated Statements of Operations of Medley Management Inc.

	For the Three Months Ended		For the Nine Months Ended
	September 30,		September 30,
	(unaudited)		(unaudited)
	2016	2015	2016	2015
	(Amounts in thousands, except share and per share data)
Revenues
Management fees	$15,262	$18,135	$50,220	$56,578
Performance fees	1,446	(14,595)	1,706	(10,627)
Other revenues and fees	2,172	1,891	5,851	5,496
Total revenues	18,880	5,431	57,777	51,447

Expenses
Compensation and benefits	6,964	5,914	21,396	19,532
Performance fee compensation	(212)	(3,660)	(238)	(4,578)
General, administrative and other expenses	8,801	1,626	25,679	10,756
Total expenses	15,553	3,880	46,837	25,710

Other income (expense)
Dividend income	312	222	755	665
Interest expense	(2,403)	(2,141)	(6,593)	(6,335)
Other income (expenses), net	55	(838)	(1,559)	(1,087)
Total other expense, net	(2,036)	(2,757)	(7,397)	(6,757)
Income (loss) before income taxes	1,291	(1,206)	3,543	18,980
Provision for (benefit from) income taxes	77	(113)	291	1,953
Net income (loss)	1,214	(1,093)	3,252	17,027
Net income (loss) attributable to redeemable non-controlling interests and non-controlling interests in consolidated subsidiaries	438	(2,150)	1,106	(1,134)
Net income attributable to non-controlling interests in Medley LLC	556	785	1,774	15,576
Net income attributable to Medley Management Inc.	$220	$272	$372	$2,585

Net income (loss) per Class A common stock:
Basic	$-	$0.04	$(0.05)	$0.38
Diluted	$-	$0.04	$(0.05)	$0.38
Weighted average shares outstanding - Basic and Diluted	5,778,409	6,000,211	5,802,334	6,000,071

Exhibit B. Condensed Consolidated Statements of Comprehensive Income

	For the Three Months Ended		For the Nine Months Ended
	September 30,		September 30,
	(unaudited)		(unaudited)
	2016	2015	2016	2015
	(Amounts in thousands)
Net income (loss)	$1,214	$(1,093)	$3,252	$17,027
Other comprehensive income (loss):
Change in fair value on available-for-sale securities	268	-	268	-
Total comprehensive income (loss)	1,482	(1,093)	3,520	17,027
Comprehensive income (loss) attributable to redeemable non- controlling interests and non-controlling interests in consolidated subsidiaries	469	(2,150)	1,137	(1,134)
Comprehensive income (loss) attributable to Medley LLC	746	785	1,964	15,576
Comprehensive income attributable to Medley Management Inc.	$267	$272	$419	$2,585

Exhibit C. Reconciliation of Core Net Income and Core EBITDA to Net income attributable to Medley Management Inc. and non-controlling interests in Medley LLC

	For the Three Months Ended		For the Nine Months Ended
	September 30,		September 30,
	(unaudited)		(unaudited)
	2016	2015	2016	2015
	(Amounts in thousands)
Net income attributable to Medley Management Inc.	$220	$272	$372	$2,585
Net income attributable to non-controlling interests in Medley LLC	556	785	1,774	15,576
Net income attributable to Medley Management Inc. and non-controlling interests in Medley LLC	$776	$1,057	$2,146	$18,161
Reimbursable fund startup expenses	5,647	(1,066)	16,391	3,103
IPO date award stock-based compensation	672	662	2,018	2,080
Other non-core items (1)	211	-	732	137
Income tax benefit (expense) on adjustments	(754)	48	(2,207)	(604)
Core Net Income	$6,552	$701	$19,080	$22,877
Interest expense	2,192	2,141	6,382	6,335
Income taxes	831	(161)	2,498	2,557
Depreciation and amortization	243	109	678	341
Core EBITDA	$9,818	$2,790	$28,638	$32,110

(1)	For the three months ended September 30, 2016, other non-core items consists of a $0.2 million acceleration of amortization of debt issuance costs and discount relating to prepayments made on our Term Loan Facility as a result of the refinancing of our indebtedness from the issuance of senior unsecured debt. For the nine months ended September 30, 2016, other non-core items also include a $0.5 million impairment loss on our investment in CK Pearl Fund. For the nine months ended September 30, 2015, other non-core items consists of a one-time $0.1 million severance cost to former employees.

Exhibit D. Calculation of Core Net Income Per Share

	For the Three Months Ended		For the Nine Months Ended
	September 30,		September 30,
	(unaudited)		(unaudited)
	2016	2015	2016	2015
	(Amounts in thousands, except share and per share amounts)
Numerator
Core Net Income	$6,552	$701	$19,080	$22,877
Add: Income taxes	831	(161)	2,498	2,557
Pre-Tax Core Net Income	7,383	540	21,578	25,434

Denominator
Class A common stock	5,778,409	6,000,211	5,802,334	6,000,071
Conversion of LLC Units to Class A common stock	23,333,333	23,333,333	23,333,333	23,333,333
Restricted stock units	1,667,464	1,122,252	1,516,442	1,122,922
Pro-Forma Weighted Average Shares Outstanding (1)	30,779,206	30,455,796	30,652,109	30,456,326
Pre-Tax Core Net Income Per Share	$0.24	$0.02	$0.70	$0.84
Less: corporate income taxes per share (2)	(0.10)	(0.01)	(0.30)	(0.36)
Core Net Income Per Share	$0.14	$0.01	$0.40	$0.48

(1)	The calculation of Pro-Forma Weighted Average Shares Outstanding assumes the conversion by the pre-IPO holders of 23,333,333 Medley LLC units for 23,333,333 shares of Class A common stock at the beginning of each period presented, as well as the vesting of the weighted average number of restricted stock units during each of the periods presented.
(2)	Represents a per share adjustment for income taxes assuming that all of our pre-tax earnings were subject to federal, state and local income taxes. We assumed an effective corporate tax rate of 43.0% for all periods presented.

Exhibit E. Reconciliation of Net Income Margin to Core Net Income Margin

	For the Three Months Ended		For the Nine Months Ended
	September 30,		September 30,
	(unaudited)		(unaudited)
	2016	2015	2016	2015

Net Income Margin	4.1%	19.5%	3.7%	35.3%
Reimbursable fund startup expenses (1)	29.9%	(19.6%)	28.4%	6.1%
IPO date award stock-based compensation (1)	3.6%	12.2%	3.5%	4.0%
Other non-core items (1)(2)	1.1%	-	1.3%	0.3%
Provision for income taxes (3)	0.4%	(2.1%)	0.5%	3.8%
Corporate income taxes (4)	(16.8%)	(4.3%)	(16.1%)	(21.3%)
Core Net Income Margin	22.3%	5.7%	21.3%	28.2%

(1)	Adjustments to Net income attributable to Medley Management Inc. and non-controlling interests in Medley LLC to calculate Core Net Income are presented as a percentage of total revenue.

(2)	For the three months ended September 30, 2016, other non-core items consist of a $0.2 million acceleration of amortization of debt issuance costs and discount relating to prepayments made on our Term Loan Facility as a result of the refinancing of our indebtedness from the issuance of Senior Unsecured Debt. For the nine months ended September 30, 2016, other non-core items also include a $0.5 million impairment loss on our investment in CK Pearl Fund. For the three and nine months ended September 30, 2015, other non-core items consists of a one-time $0.1 million severance cost to former employees.

(3)	Provision for income taxes is presented as a percentage of total revenue.

(4)	Assumes that all of our pre-tax earnings, including adjustments above, are subject to federal, state and local income taxes. In determining corporate income taxes, we used a combined effective corporate tax rate of 43.0% and presented the calculation as a percentage of total revenue.

Exhibit F. Condensed Consolidated Balance Sheets of Medley Management Inc.

	As of
	September 30,	As of
	2016	December 31,
	(unaudited)	2015
	(Amounts in thousands)
Assets
Cash and cash equivalents	$57,331	$71,688
Investments, at fair value	24,273	16,360
Management fees receivable	12,613	16,172
Performance fees receivable	4,245	2,518
Other assets	18,185	13,015
Total assets	$116,647	$119,753

Liabilities and Equity
Loans payable	$78,197	$100,871
Senior unsecured debt	23,394	-
Accounts payable, accrued expenses and other liabilities	37,403	34,746
Performance fee compensation payable	1,066	1,823
Total liabilities	140,060	137,440

Redeemable Non-controlling Interests	24,668	-

Equity
Class A common stock	58	60
Class B common stock	-	-
Additional paid in capital (capital deficit)	2,170	631
Accumulated other comprehensive income (loss)	47	-
Retained earnings (accumulated deficit)	(4,473)	(730)
Total stockholders' equity (deficit), Medley Management Inc.	(2,198)	(39)
Non-controlling interests in consolidated subsidiaries	(1,863)	(459)
Non-controlling interests in Medley LLC	(44,020)	(17,189)
Total equity (deficit)	(48,081)	(17,687)
Total liabilities, redeemable non-controlling interests and equity	$116,647	$119,753